Exhibit 10.1         ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into on October 30, 1997 by and between Hoffmann-La Roche Inc., a New Jersey corporation, with offices at 340 Kingsland Street, Nutley, New Jersey 07110 ("Seller") on the one hand and ICN Pharmaceuticals, Inc., a Delaware corporation with offices at ICN Plaza, 3300 Hyland Avenue, Costa Mesa, California 92626 ("Buyer").

          This Agreement sets forth the terms and conditions upon which Buyer is purchasing from Seller and Seller is selling to Buyer the Assets (as hereinafter defined).

          NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


1.       DEFINITIONS


          1.1 "Active Ingredient" means the pharmaceutical compounds known by the chemical names fluorouracil, edrophonium chloride and levorphanol tartrate.


          1.2 "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with, such party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities of or income interest in such corporation or other business entity; provided, however, that Genentech, Inc., with offices located at 460 Point San Bruno Boulevard, South San Francisco, California, 94080, shall not be considered an Affiliate of Seller.

          1.3 "Assets" has the meaning ascribed to such term in Article 2.

          1.4  "Assigned  Agreements"  has the meaning  ascribed to such term in
Section 2.5.

          1.5 "Buyer Indemnifiable Claims" has the meaning ascribed to such term in Section 12.1.

          1.6 "Buyer Labeling" means the printed labels, labeling and packaging materials, including printed carton, container label and package inserts, used by Buyer and bearing Buyer's name for each Product.

          1.7 "cGMP's" means the then-current Good Manufacturing Practices applicable to the manufacture of pharmaceutical products for human use in the United States in accordance with FDA regulations.

          1.8 "Closing" has the meaning ascribed to such term in Section 10.1.

          1.9 "Closing Date" has the meaning ascribed to such term in Section 10.1.

          1.10 "Closing Time" means 12:01 a.m. on the date of Closing.

          1.11 "Confidentiality Agreement" has the meaning ascribed to such term in Section 11.2.

          1.12  "Copyrights"  has the  meaning  ascribed to such term in Section
2.1.

          1.13  "Damages"  has the  meaning  ascribed  to such  term in  Section
12.1.1.

          1.14 "Data Bank  Documents"  has the meaning  ascribed to such term in
Section 2.7.

          1.15 "Disclosure Schedule" means the disclosure schedule delivered prior to the Effective Date to Buyer by Seller or to Seller by Buyer in connection with this Agreement. The sections of the Disclosure Schedule correspond to the sections of this Agreement, but information disclosed in any section of the Disclosure Schedule shall be deemed to be disclosed as to all relevant sections of this Agreement, except as otherwise specifically provided herein.

          1.16 "DOJ" means the United States Department of Justice.

          1.17 "Effective Date" means the execution date of this Agreement.

          1.18 "FDA" means the United States Food and Drug Administration.

          1.19 "FTC" means the United States Federal Trade Commission.

          1.20 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          1.21  "Indemnified  Party" has the  meaning  ascribed  to such term in
Section 12.3.

          1.22  "Indemnifying  Party" has the  meaning  ascribed to such term in
Section 12.3.

          1.23 "Intellectual Property" means the patents, the Know-How, the Trademarks, and the Copyrights.

          1.24 "Inventory" has the meaning ascribed to such term in Section 2.4.

          1.25  "Inventory  Statement" has the meaning  ascribed to such term in
Section 9.3.1.

          1.26 "Know-How" has the meaning ascribed to such term in Section 2.4.

          1.27 "Law" means any federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, and any rules, regulations, and orders promulgated thereunder.

          1.28 "Material Adverse Effect" means a material adverse effect on the Assets, taken as a whole.

          1.29 "NDA" means a New Drug Application, as such term is defined by the FDA.

          1.30 "Patent Rights" means any patents or patent applications and any and all divisions, continuations, continuations-in-part, reexaminations, reissues, extensions, pending or granted supplementary protection, certificates, substitutions, confirmations, registrations, revalidations, revisions, additions and the like, of or to said patents and patent applications.

          1.31 "Products" means the finished pharmaceutical products set forth in the Registrations, including all dosage size and forms thereof.

          1.32 "Product Transfer Date" shall mean October 1, 1997.

          1.33 "Registrations" has the meaning ascribed to such term in Section 2.2

          1.34 "Schedule" means a schedule included as part of the Disclosure Schedule.

          1.35 "Seller Indemnifiable Claims" has the meaning ascribed to such term in Section 12.2.

          1.36  "Seller  Labeling"  means  the  printed  labels,   labeling  and
packaging materials, including printed carton, container label and package inserts, currently used by Seller or its Affiliates for the Product.

          1.37 "Seller Process" means, for each Product, the manufacturing process approved in the NDA for such Product.

          1.38 "Seller Supply Agreement" means the Supply Agreement entered into on the Effective Date between Seller and Buyer concerning the supply of the Product.

          1.39  "Territory"  means  the  United  States  of  America,   and  its
possessions, including the Commonwealth of Puerto Rico and the United States Virgin Islands.

          1.40  "Trademarks"  has the  meaning  ascribed to such term in Section
2.1.

2.       ASSETS BEING SOLD

          Subject to the terms and conditions of this Agreement, at Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, its successors and assigns forever, all of the right, title, and interest of Seller in and to the assets listed below in the Territory (collectively, the "Assets") and Buyer shall assume all of the right, title, and interest of Seller in and to the Assets and, all of the liabilities, obligations and responsibilities associated therewith. Except as expressly stated herein, Seller does not intend to convey and Buyer does not intend to purchase the right, title and interest of Seller in and to any assets not listed in this Article 2 or which may be outside of the Territory, or the obligations and responsibilities associated therewith.

          2.1 Trademarks. The trademark/service mark registrations and applications that are set forth on Schedule 2.1 and the goodwill symbolized by such trademarks/service marks (the "Trademarks") , and any copyrights and any unregistered trade dress that are owned by Seller which are associated solely with the Products and used by Seller solely on or in association with such Products (the "Copyrights"). "Trademarks" shall not include any trademark/service marks outside of the Territory that are the same as or similar to the Trademarks or the right to register any such trademarks-service marks. Neither "Trademarks" nor "Copyrights" shall include copyrights, service marks and trade dress used outside the Territory or that are primarily associated with the divisions, companies or corporate entities of either Roche Products, Inc. or Hoffmann-La Roche Inc., or their distributors or Affiliates.

          2.2 Registrations. The NDAs that are set forth on Schedule 2.2 and the regulatory files relating thereto (the "Registrations");

          2.3 Manufacturing Technology and Know-How.

          2.3.1. The manufacturing technology and know-how that is exclusively used in the pharmaceutical manufacturing of the Products, including but not limited to the Seller Processes, specifications and test methods for Products, raw material, packaging, stability and other applicable specifications, manufacturing and packaging instructions, master formula, validation reports (process, analytical methods and cleaning) to the extent available, stability data, analytical methods, records of complaints, annual product reviews to the extent available, and other master documents necessary for the manufacture, control, and release of the Product as conducted by, or on behalf of Seller (the "Know-How");

          2.3.2 A non-exclusive, perpetual, paid-up, irrevocable and royalty-free license, with the right to sublicense, to use any pharmaceutical manufacturing technology and know-how that are necessary or used in manufacturing any Product (but not exclusively used therein) with such license being restricted to use for purposes of manufacturing, using or selling Products only in the Territory. In no event shall "Know-How" include any pharmaceutical manufacturing technology and know-how relating to the manufacture, use or sale of products other than as specified herein.

          2.4  Inventory.

          2.4.1 The inventory consisting of the Products that are owned by Seller and that have been approved by the Parties as meeting specifications and otherwise saleable in the ordinary and normal course of business as of October 1, 1997, the quantity and the location of which shall be agreed upon by the parties prior to Closing. "Inventory" shall be as described in Schedule 2.4.1 and shall not include Products that have been shipped from the plant or a warehouse directly to distributors, wholesalers, or customers prior to October 1, 1997. Subject to Article 3, Inventory shall be shipped FOB Seller's location to a destination designated by Buyer in writing on or before Closing By the closing date a physical inventory will be provided by Seller of finished goods. The October 1 inventory shall be calculated based on this closing date inventory plus units sold in October and November, less units produced in October and November and adjusted for any units destroyed or samples distributed in October and November.

          2.5 Assigned Agreements .

          2.5.1 Trademark Agreements. All of the Seller's rights, and all liabilities, obligations and responsibilities associated with those agreements set forth on Schedule 2.5.1 but only to the extent such agreements relate to the Trademarks.

          2.6 Manufacturing Information. Accurate and complete copies of Seller's Manufacturing Worksheets and copies of Seller's Manufacturing Quality Assurance Notebooks to the extent available, as well as relevant packaging information.

          2.7 Data Bank Documents. The right to obtain copies of and reference the animal toxicology, animal mutagenicity, human clinical study and final reports, and drug monograph/investigator brochures, listed on Schedule 2.7 (the "Data Bank Documents").

          2.8 Worldwide Safety Reports. A hard copy of Seller's Worldwide Safety Reports with respect to Products, but Buyer shall have all responsibility and shall pay all costs associated with converting such Worldwide Safety Reports into the format from which Buyer can access that information.

          2.9 Marketing Information. Copies of current and past advertising and promotional materials, to the extent that they relate exclusively to the Products, with the understanding that Buyer will reformat same to substitute its name for that of HLR or RPI as the case may be.

          2.10 Patent Rights All patent rights to those patents that are set forth on Schedule 2.10, and the relevant files related thereto.

3.       PURCHASE PRICE

          3.1 Purchase Price. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants and agreements of the Seller contained herein, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets provided for in
Article 2 hereof, Buyer will deliver at Closing the Purchase Price, consisting of United States fifty-one million one hundred eight thousand dollars (US $51,108,000). On request of Seller, the Parties shall consult not later than five (5) days prior to Closing to define the mode of payment.

          3.2 Inventory. In addition to the Purchase Price, any finished goods Inventory in the Inventory Statement shall be purchased by Buyer from Seller at the price per unit as set forth in Schedule 3.2. Payment shall be made within sixty (60) days of Closing.


4.       REPRESENTATIONS AND WARRANTIES OF SELLER

          Except  as set forth on the  Disclosure  Schedule  attached  hereto as
Schedule 4, Seller hereby represents and warrants to the Buyer as follows:

          4.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the New Jersey, with full corporate power and authority to consummate the transactions contemplated hereby.

          4.2 Authority. The execution and delivery of this Agreement, and the Supply Agreement, (collectively, the "Transaction Agreements") by Seller and the consummation and performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and other proceedings, and each of the Transaction Agreements has been duly authorized, executed, and delivered by Seller and, assuming the enforceability against Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by general principles of equity and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

          4.3 Title to Assets. Except as set forth in Schedule 4.3, Seller has good and marketable title to all the Assets it is obligated to convey hereunder, and will convey good and marketable title at Closing, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions of any kind (including those of secured parties). None of the Assets is leased, rented, licensed, or otherwise not owned by Seller.

          4.4 No  Violation  or  Conflict . The  execution  and  delivery of the
Transaction Agreements by Seller and the performance of the Transaction Agreements (and the transactions contemplated herein) by Seller or its Affiliates (a) will not conflict with, violate or constitute or result in a default under any Law, judgment, order, decree, the certificate of incorporation or bylaws of Seller, or any material contract or agreement to which Seller is a party or by which Seller is bound, except for any conflicts, violations or defaults that are not, singly or in the aggregate, material to Seller's ability to consummate the transactions contemplated hereby, and (b) will not result in the creation or imposition of any lien, charge, mortgage, claim, pledge, security interest, restriction or encumbrance of any kind on, or liability with respect to, the Assets except as otherwise provided herein or otherwise disclosed on the Disclosure Schedule.

          4.5 Registrations. The Registrations are the only registrations currently required by the FDA to sell and market the Products in the Territory. All registrations listed on Schedule 2.2 are valid and held by Seller.

         4.6   Inventory.   As  of  Closing,   the  Inventory   shall  meet  the
specifications therefor as set forth in the manufacturing documentation and Registrations. The Inventory will be in good condition, properly stored and usable and saleble in the ordinary course of business. The Inventory to be purchased by Buyer shall in each case be sufficient to maintain a running business for ninety (90) days. Since January 1, 1997, Seller has not made or instituted any unusual or novel method of sale concerning the Products inconsistent with past practices.

          4.7 Taxes. As of Closing, there will be no liens for taxes upon the Assets except for liens for current taxes not yet due and payable.

          4.8 Absence of Certain Changes. As of the date hereof and as of the Closing Date and except as otherwise disclosed on the Disclosure Schedule, there has not been any material adverse change in the Assets and Seller is not aware of any facts, circumstances, or proposed or contemplated events that would have a Material Adverse Effect after Closing.

          4.9 Violations of Law. The use of the Assets (i) does not violate or conflict with any Law, any decree, judgment, order, or similar restriction in the Territory in any material respect, and (ii) to the best of Seller's knowledge, has not been the subject of an investigation or inquiry by any governmental agency or authority regarding violations or alleged violations, or found by any such agency or authority to be in violation, of any Law, other than investigations, inquiries or findings that have not had, or are not reasonably likely to have, a Material Adverse Effect.

          4.10 Restrictions . Except as listed or described on the Disclosure Schedule, and except for consents the failure of which to obtain would not have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by it of the transactions contemplated hereby to be consummated by it, except for the filing of a pre-merger notification report under the HSR Act.

          4.11 Litigation. Except as set forth in the Disclosure Schedule, the Assets are not the subject of (i) any outstanding judgment, order, writ, injunction or decree of, or settlement agreement with, any person, corporation, business entity, court, arbitrator or administrative or governmental authority or agency, limiting, restricting or affecting the Assets in a way that would have a Material Adverse Effect, or (ii) to the best of Seller's knowledge, any pending or threatened claim, suit, proceeding, charge, inquiry, investigation or action of any kind, and (iii) any court suits filed with respect to the Product since January 1, 1991. To the best of Seller's knowledge, there are no claims, actions, suits, proceedings or investigations pending or threatened by or against Seller with respect to the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

          4.12 Limitation of Warranty and Disclaimers. Seller will not and does not warrant that owners of products that are substantially similar to or identical with the Products will not attempt to register and sell such products in the Territory. Seller makes no representation or warranty as to the prospects, financial or otherwise, of marketing the Products in the Territory. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION
AGREEMENT: (A) SELLER MAKES NO WARRANTY OF MERCHANTABILITY OF ANY OF THE ASSETS OR OF THE FITNESS OF ANY OF THE ASSETS FOR ANY PURPOSE, AND (B) THE ASSETS ARE TO BE SOLD PURSUANT TO THIS AGREEMENT IN AN "AS IS" CONDITION.

          4.13 Sales. Net sales of Efudex in the territory for the twelve (12) month period ending September 30, 1997 shall be no less than US $14,119,000.

          4.14 Trademarks. Seller owns the Trademarks set forth in Schedule 2.1 which are formally registered. All Trademarks registrations set forth in Section
2.1 have been duly issued and have not been canceled, abandoned or otherwise terminated to the best knowledge of Seller. Seller shall not be obligated to maintain any Trademark after the Closing.

          4.15 No Infringement of Third Party Rights. Except as set forth herein or in the Disclosure Schedule, the use of the Products by Seller in the Territory does not infringe any third party rights.


5.       REPRESENTATIONS AND WARRANTIES OF BUYER

          Except  as set forth on the  Disclosure  Schedule  attached  hereto as
Schedule 5, Buyer hereby represents and warrants to Seller as follows:

          5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to consummate the transactions contemplated hereby.

          5.2 Authority. The execution and delivery of this Agreement by Buyer, and the consummation and performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate and other proceedings, and this Agreement has been duly authorized, executed, and delivered by Buyer and, assuming the enforceability against Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforcement thereof may be limited by general principles of equity and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

          5.3 Binding Effect. Each of the Transaction Agreements will, when delivered at the Closing, have been duly authorized, executed and delivered by Buyer and, assuming the enforceability against Seller, constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by general principles of equity and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

          5.4 No Violation or Conflict. The execution and delivery of the Transaction Agreements by Buyer and the performance of the Transaction Agreements (and the transactions contemplated herein) by Buyer do not and will not conflict with, violate or constitute or result in a default under any Law, judgment, order, decree, the articles of incorporation or bylaws of Buyer, or any material contract or agreement to which Buyer is a party or by which Buyer is bound.

          5.5 No Government Restrictions. Except for consents the failure of which to obtain would not have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by it of the transactions contemplated hereby to be consummated by it, except for the filing of a pre-merger notification report under the HSR Act.

          5.6 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened by or against Buyer with respect to the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

6.       SELLER'S COVENANTS

          6.1 Use of Assets . Seller agrees that from the Effective Date until the Closing Date that, except as specifically disclosed in Schedule 6.1 as of the Effective Date or unless otherwise consented to by Buyer in writing, Seller shall:

          6.1.1 maintain the Assets in good status and condition normal wear and tear excepted and not sell or dispose of any Assets except sales of Product in the ordinary course of business;

          6.1.2 not make or institute any unusual or novel methods of purchase, sale, management, operation, or other business practice with regard to the Assets;

          6.1.3 not enter into any material contract or commitment, engage in any transaction, extend credit or incur any obligation with respect to the Assets, outside of the ordinary course of business;

          6.1.4 not engage in any special pricing, rebate, allowance, promotional or marketing programs inconsistent with past practices or for the purpose of maintaining customer inventory levels of Product in excess of those levels maintained in the past; and

          6.1.5 promptly inform Buyer of any change in the Assets that could have a Material Adverse Effect.

          6.1.6 not act or omit to take any act which will cause a material breach of any agreement impacting the Assets which would have a Material Adverse Effect.

          6.1.7 maintain insurance covering the Assets in such amounts and of such kinds as are comparable to that in effect on the date of this Agreement, if any;

          6.1.8 shall not incur any indebtedness or liability which will or likely would create a lien or other encumbrance against any of the Assets;

          6.2 Compliance with Laws. Except as otherwise disclosed on the Disclosure Schedule, Seller shall comply or begin to remedy such non-compliance upon notification thereof in all material respects with all Laws and orders of any court or federal, state, local or other governmental entity applicable to the Assets except where such non-compliance will not have a Material Adverse Effect.

          6.3 Disclosure Supplements. From time to time prior to the Closing Date, Seller will promptly inform Buyer, in writing, with respect to any matter that may arise hereafter and that, if existing or occurring prior to the Closing Date, would have been required to be set forth or described herein or in the Disclosure Schedule.

          6.4 Access. From and after the date hereof and up to Closing (except as otherwise provided herein), Buyer and its authorized agents, officers, and representatives shall have access to the Assets during normal business hours upon reasonable prior notice and at a time and manner mutually agreed upon between Buyer and Seller in order to conduct such examination and investigation of the Assets as is reasonably necessary, provided that such examinations shall not unreasonably interfere with Seller's operations and activities.

          6.5 Further Assurances. Seller shall use all reasonable efforts to implement the provisions of this Agreement, and for such purpose Seller, at the request of Buyer, at or after Closing, will, without further consideration, execute and deliver, or cause to be executed and delivered, to Buyer such contract assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.

          6.6 Non-Compete: Except for products currently marketed by Seller or its affiliates, Seller covenants and agrees that for a period of five years following the Closing Date, neither Seller nor any of its Affiliates will directly or indirectly engage in the Territory in the manufacture, marketing and distribution of products having both the same chemical substance and being promoted for the same indication as the Products (hereinafter "Competing Products"). Should, during the aforesaid five year period, either Seller or an Affiliate of Seller as a consequence of an acquisition of a company or a business acquire any Competing Products, Buyer shall have the right of first refusal to acquire such Competing Products from Seller or its Affiliate at conditions to be negotiated in good faith. Should Buyer not exercise its right of first refusal or should subsequently held negotiations between Seller and Buyer fail, Seller shall make good faith-efforts to divest the Competing Products to a third party.

          6.7 Audit: Seller shall engage reputable auditors to conduct an audit of the Products and the Assets transferred under this Agreement, which is required under Regulation S-X of the U.S. Securities and Exchange Commission, which audit will be completed and delivered to Buyer within seventy (70) days of the Closing Date. The cost of the audit shall be the obligation of Seller.


7.       BUYER'S COVENANTS

          7.1 Buyer Labeling. Following Closing, Buyer shall at its own expense and as expeditiously as possible use all reasonable efforts to notify FDA of the transfer and to obtain such FDA approvals necessary for Buyer Labeling for each Product.

          7.2 Further Assurances. Buyer shall use all reasonable efforts to implement the provisions of this Agreement, and for such purpose Buyer, at the request of Seller, at or after Closing, will, without further consideration, execute and deliver, or cause to be executed and delivered, to Seller such consents and other instruments in addition to those required by this Agreement, in form and substance reasonably satisfactory to Seller, as Seller may reasonably deem necessary or desirable to implement any provision of this Agreement.

          7.3 Taxes. Buyer covenants and agrees to pay on a timely basis all federal, state and local sales, transfer and use taxes and customs duties with respect to the sale and purchase of the Assets, and Buyer covenants to reimburse Seller for any such taxes and duties for which Seller is liable for payment within twenty (20) business days of receiving notice from Seller of such payment.

          7.4 Operational Changes. Buyer shall not engage in any special pricing, rebate allowance, promotional or marketing program or activities, special returns policy or special restocking program that would impact the normal course or level of expected returns with respect to Products sold prior to Closing.


8.       COVENANTS BY BUYER AND SELLER

          8.1 Technology Transfer. Buyer and Seller shall work together to commence transfer of the Know-How to Buyer promptly after Closing. Seller shall use all reasonable efforts to assist Buyer in assuming manufacture of the Products, provided, however, that Seller cannot ensure Buyer's ability to successfully manufacture the Products. Seller shall have no obligation to provide manufacturing support for any Product and Seller shall not be responsible for any delay and other consequences, if Buyer elects to use a process that is materially different from a Roche Process. If Buyer elects to transfer a Roche Process, Seller shall provide reasonable access to Seller's manufacturing facilities and for a period of up to two years up to 25
(twenty-five) total man-days of technical support free-of-charge. Thereafter, Buyer shall reimburse Seller for providing such technical assistance at Seller's then-standard hourly charge for rendering technical assistance, which as of the date of this Agreement is US$ 150.00 (one hundred and fifty United States Dollars) per hour, plus all reasonable out-of-pocket expenses incurred by Seller in rendering such assistance. Seller's obligation to provide hands-on manufacturing support for a transferred Product shall cease following successful manufacture of the registration batch for such Product.

          8.2  Supply  Agreement  .  Buyer  and  Seller,   or  their  respective
affiliates shall on or before Closing enter into the Supply Agreement attached hereto as Exhibit A.

          8.3 Stability Studies. As soon as possible following execution of this Agreement, Buyer shall qualify appropriate testing sites for future stability studies. Seller shall continue through completion all on-going stability studies for the Products and provide Buyer with copies of the resulting data as available.

          8.4 Labeling. In accordance with Section 7.1, Buyer is responsible for having Buyer Labeling submitted to the FDA as soon as possible following Closing. Buyer may use the Seller Labeling on the Inventory until such Inventory is exhausted. In addition, Buyer may use the Seller Labeling on each Product manufactured by Seller or its Affiliates for Buyer until the earlier of the date
(i) the FDA approves the Buyer Labeling for use on such Product and Buyer, using all reasonable efforts, has obtained sufficient supplies of materials with such Labeling for use on such Product, or (ii) six (6) months following Closing, provided, however, if at the end of such six (6) month period the FDA has not yet approved the Buyer Labeling, then such six (6) month period shall be extended for a period of time to be mutually agreed by the parties reasonably required to obtain such approval, but in no event greater than an additional six
(6) months.

          8.5 Use of Seller Trademarks. Other than the use of the Seller Labeling as set forth in Section 8.4, or with respect to the Trademarks, Buyer shall not have the right to use any trademarks, tradenames, or logos of Seller without Seller's consent, and any such use must be approved by Seller in advance.

          8.6 Customers. All contracts governing the Products with customers of Seller or Seller's Affiliates shall be terminated as to the Products upon expiration of the applicable notice period, and customers shall be notified of that termination upon Closing. Seller shall provide updated information to assist Buyer in quantifying the impact of these terminations, provided, however, no pricing information will be exchanged. Seller shall provide all necessary information (except pricing information) regarding customers and contracts to Buyer to assist in Buyer's determination of whether to enter into new contracts.

          8.7 Assignment of Trademarks. At or prior to Closing, Buyer shall prepare and Seller shall execute such assignment documents as Buyer may reasonably request in order to record the assignment of the Trademarks. The responsibility and expense of filing such documents and any actions required ancillary thereto, shall be borne solely by Buyer. Notwithstanding anything contained elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any loss or damage, including but not limited to fees, penalties, fines or third party claims, due to Buyer's failure to record any assignment of any such Trademarks pursuant to this subsection, except if such loss or damage is due to the conduct of the Seller.

          8.8 Transfer of Registrations. At Closing, Buyer and Seller shall execute such documents as Buyer may reasonably request in order to transfer the Registrations. Buyer shall pay any user fees associated with any Product that accrue after Closing, including user fees that accrue prior to transfer of such Registrations. Notwithstanding anything contained elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any loss or damage, including but not limited to fees, penalties, fines or third party claims, due to Buyer's failure to file any Registration pursuant to this subsection, except if such loss or damage is due to the conduct of the Seller.

          8.9 Access to Information. Buyer and Seller will, upon reasonable prior notice, make available to the other party such information or records relating to the Assets which is in its possession after Closing, to the extent reasonably required for the purpose of assisting the other party in the preparation of tax returns relating to the Assets, and prosecuting or defending or preparing for the prosecution or defense of any action, suit, claim, complaint, proceeding or investigation at any time brought by or pending against Seller or Buyer relating to the Assets , other than in the case of litigation between the parties hereto, such information or records (or copies thereof) in their possession after Closing (except if such information or records are protected by the attorney-client privilege and the provision thereof would destroy such privilege). Buyer and Seller shall also provide each other with periodic drug safety updates and other information related to the Products, as more specifically set forth in Schedule 8.9 for so long as each party continues to manufacture and sell products containing the Active Ingredient.

          8.10 Customer Information. Buyer and Seller shall agree on the text of a joint announcement informing the customers in the Territory of the transfer of the Products to Buyer or its relevant Affiliate. Should it be appropriate for any party to make an announcement on its own, it will have to be approved by the other party, which approval will not be unreasonably withheld or delayed.

          8.11 Press Releases. Neither the Seller nor the Buyer, nor any Affiliate thereof, will issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Unless otherwise required by applicable law, the Purchase Price shall not be disclosed.

         8.12     Government Filings.

          8.12.1 Within three (3) business days after the Effective Date, Buyer will, and Seller will, or will cause the ultimate parent entity of Seller to, make such filings, together with a request for early termination, as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. Thereafter, Buyer will, and Seller will, or will cause the ultimate parent entity of Seller to, each file or cause to be filed as promptly as practicable with the FTC and the DOJ any supplemental information that may be requested pursuant to the HSR Act. All such filings will comply in all material respects with the requirements of the HSR Act.

          8.12.2 Within three (3) business days following the Closing Date, Seller shall notify the Health Care Financing Administration of the transfer of the ownership of the products to Buyer.

          8.13 Rebates. Seller or its Affiliates shall be responsible for any rebate payments to non-Affiliates with respect to the Products, whether by agreements, government mandate or otherwise, for all Products dispensed prior to the Product Transfer Date and for a period of thirty (30) days thereafter, and Buyer shall be responsible for any rebate payments with respect to the Products, whether by agreements, government mandate or otherwise, for all Products dispensed on or after thirty (30) days following the Product Transfer Date. With respect to Products dispensed during the calendar quarter in which Closing occurs, Seller shall be responsible for making such rebate payments, but the amount of such payments shall be prorated between Buyer and Seller based on the number of days remaining in said quarter as of thirty (30) days following the Product Transfer Date, or the end of that calendar quarter, whichever is earlier. If Seller or an Affiliate makes payment of rebates in its own name (after the thirty day period above) due to governmental requirements pertaining to Products for which Buyer is responsible, Buyer will reimburse Seller or its Affiliate such amount within thirty (30) days following the date Seller or its Affiliate notifies Buyer that Seller or its Affiliate has made such payments. Buyer reserves the right to request Seller to audit at Buyer's expense ($150/hour) any particular rebate charge to determine whether the rebate should be charged to Buyer or Seller under the terms hereof.

          8.14  Contract  Chargebacks.  As of the  Closing  Date,  Seller or its
Affiliates shall notify all parties with purchase contracts covering the Products that said contract will terminate as to the Product in accordance with its terms which in no case shall exceed sixty (60) days. Seller shall be responsible for all costs and expenses with respect to claims under contract chargebacks for the Product for chargeback requests for Product with an invoice date prior to Closing or during a period of sixty (60) days following Closing.

          8.15 Returns. Following the Closing Date, Seller shall be responsible for the cost and proper handling of all returns in connection with Products sold under Seller NDC code, with the exception of the Products specified in the Inventory Statement, and Buyer shall be responsible for the cost and proper handling of all returns in connection with Products sold under Buyer's NDC code, as well as those lots of Product specified in Inventory Statement.

          8.16 Cooperation. Prior to the Closing Date, the parties agree to each designate a key contact person or persons to work out further details and procedures as the need may arise for each subsection in Article 8. These contact persons shall be guided by the principles in Article 8, and the parties agree to good faith cooperation to share relevant information in order to facilitate the respective Covenants set forth in Article 8. In the event the Closing Date occurs in the middle of a calendar quarter, the parties agree to cooperate with each other to facilitate the timely filing of any necessary government filings. As part of this duty to cooperate, Buyer agrees to devote sufficient corporate resources to this specialized field of rebates and chargebacks so that Seller is not penalized in any way.


9.       CONDITIONS PRECEDENT TO CLOSING

          9.1 Conditions to Obligation of Buyer. The obligations of Buyer under this Agreement to complete the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions (all or any of which may be waived in whole or in part by Buyer):

          9.1.1 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall have been true and correct in all material respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date, except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date.

          9.1.2 Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at Closing.

          9.1.3 Third Party Approvals . All governmental approvals and any other consents or approvals of third parties necessary for Seller to execute and deliver this Agreement and perform its obligations hereunder shall have been obtained and, in the case of any regulatory approval (including under the HSR
Act), all notice and waiting periods with respect thereto shall have expired or terminated and all conditions contained in any such approval required to be satisfied prior to consummation of the transactions contemplated hereby shall have been satisfied, and Seller shall have delivered to Buyer copies or other evidence of such approvals.

          9.1.4 No Adverse Change. During the period from the Effective Date to the Closing Date there shall not have occurred or been discovered, and there shall not exist on the Closing Date except for that which has been otherwise disclosed elsewhere in this Agreement or in the Disclosure Schedule, any condition or fact that would have a Material Adverse Effect.

          9.1.5 Officer's Certificate. Seller shall have delivered to Buyer a certificate, dated the Closing Date and executed by an officer of Seller, certifying to the fulfillment of all conditions set forth in this Section 9.1.

          9.1.6 Certificate of Good Standing. Seller shall have delivered to Buyer a certificate of good standing for Seller issued by the State of New Jersey and the Republic of Panama dated within thirty (30) business days prior to the Closing Date ("Seller Certificate of Good Standing").

          9.1.7 Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement unless such action would not have a Material Adverse Effect.

          9.1.8 Delivery of Other Documents. Buyer shall have received (a) if authorization and approval of the Board of Directors of Seller is required, a certified copy of the resolutions of the Board of Directors of Seller, in effect as of the Closing Date, authorizing and approving the execution, delivery and performance by Seller of this Agreement and (b) such additional documents evidencing or certifying satisfaction of the conditions specified in this
Section 9.1 as reasonably may be requested by Buyer.

          9.1.9 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          9.2 Conditions to Obligations of Seller. The obligations of Seller under this Agreement to complete the transactions contemplated hereby at Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions (all or any of which may be waived in whole or in part by Seller):

         9.2.1   Representations   and  Warranties.   The  representations  and
warranties made by Buyer in this Agreement shall have been true and correct in all material respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date, except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date.

          9.2.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at Closing.

          9.2.3 Third Party Approvals . All governmental approvals and any other consents or approvals of third parties necessary for Buyer to execute and deliver this Agreement and perform its obligations hereunder shall have been obtained and, in the case of any regulatory approval (including under the HSR
Act), all notice and waiting periods with respect thereto shall have expired or terminated and all conditions contained in any such approval required to be satisfied prior to consummation of the transactions contemplated hereby shall have been satisfied, and Buyer shall have delivered to Seller copies or other evidence of such approvals.

          9.2.4 Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated the date of Closing and executed by an officer of Buyer, certifying to the fulfillment of all conditions specified in this Section 9.2.

          9.2.5 Certificate of Good Standing. Buyer shall have delivered to Seller a certificate of good standing for Buyer issued by the State of Delaware dated within thirty (30) business days prior to the Closing Date ("Buyer Certificate of Good Standing").

          9.2.6 Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement unless such action would not have a Material Adverse Effect.

          9.2.7 Delivery of Other Documents. Seller shall have received (a) a certified copy of the resolutions of the Board of Directors of Buyer, in effect as of the Closing Date, authorizing and approving the execution, delivery and performance by Buyer of this Agreement and (b) such additional documents evidencing or certifying satisfaction of the conditions specified in this
Section 9.2 as reasonably may be requested by Seller.

          9.2.8 Proceedings and Instruments Satisfactory. Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and Seller's counsel, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents which Seller may reasonably request in connection with the transactions contemplated by this Agreement.

          9.3 Other Conditions. In addition to the conditions set forth in Sections 9.1 and 9.2 above, the obligations of the parties to be performed at the Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          9.3.1 Inventory Statement. Seller and Buyer shall have agreed upon and delivered the Inventory Statement described in Section 2.4 and Article 3 above, which shall detail the Closing Inventory and any additional Inventory.

          9.3.2 Supply Agreement. Seller and Buyer, or their Affiliates, shall have executed the Supply Agreement.


10.      THE CLOSING

          10.1 The Closing . Subject to the satisfaction of all of the conditions to each party's obligations set forth in Article 9 hereof (or, with respect to any condition not satisfied, the waiver in writing thereof by the party or parties for whose benefit the condition exists), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m. (local time) as soon as possible following the expiration or termination of all required waiting periods under the HSR Act or December 1, 1997, whichever is later (the "Closing Date") at the offices of Buyer or its Affiliate or at such other time, date and place as the parties hereto may agree in writing. The transfer of the Assets shall be deemed to have occurred as of the Closing Time.

          10.2 Deliveries by Seller. At Closing, Seller shall deliver to Buyer in form reasonably satisfactory to Buyer, each properly executed and dated as of the Closing Date, where appropriate:

          10.2.1 A general conveyance of the Assets;

          10.2.2 Seller Certificate of Good Standing;

          10.2.3 Secretary's Certificate certifying that the Board of Directors of Seller has authorized this Agreement;

          10.2.4 Officer's Certificate described in Section 9.1.5;

          10.2.5 the statement of the quantity and location of inventory described in Section 2.4;

          10.2.6 completed disclosure schedules required hereunder;

          10.2.7 the Supply Agreement

          10.2.8 a receipt for the Purchase Price;

          10.2.9 the NDA's including all correspondence with FDA related to the Products; and

          10.2.10 transfer of ownership letters to FDA;

          10.3 Deliveries by Buyer. At Closing, Buyer shall deliver or cause to be delivered to Seller:

          10.3.1 The Initial  Purchase Price payable in accordance  with Article
3;

          10.3.2 Buyer Certificate of Good Standing;

          10.3.3 Secretary's Certificate certifying that the Board of Directors of Buyer has authorized this Agreement.

          10.3.4 Officer's Certificate described in Section 9.2.4; and

          10.3.5 the Supply Agreement with Seller,

          10.4 Effects of Closing. Upon Closing the ownership of the Assets as well as the full responsibility for the use of the Assets and the full responsibility for the conduct of the business comprising the use of the Assets shall pass from Seller to Buyer. Seller shall remain exclusively responsible for the conduct of the Business prior to Closing (including any consequences therefrom which may appear after the Closing). Buyer shall be exclusively responsible for the conduct of the Business from Closing. Buyer acknowledges that as per the Closing the product liability insurance of Seller and its Affiliates will terminate and Buyer shall be responsible for proper insurance of the product liability and other risks relating to the Products.

          Within sixty (60) days of Closing, Seller shall remit to Buyer a sum representing the net proceeds of sales to customers of the Products between October 1, 1997 and Closing. This sum shall account for historical rates of product returns, contract chargebacks, rebates and any other offsets on these sales, as well as allow Seller a 5% fee for distribution, general and administrative and collection costs.

          At the Closing the License Agreement and the Manufacturing Agreement between Hoffmann-La Roche Inc. ("HLR Inc.") and ICN., both dated July 1, 1988, as well as the related Transfer Agreement between HLR Inc. and ICN dated November 1, 1996 pertaining to the transfer of the manufacturing of Tensilon shall terminate with respect to Tensilon effective October 1, 1997 to the extent superseded by this Agreement, in particular the license and the royalty provisions, it being understood that the provisions pertaining to the transfer of the manufacturing from HLR Inc. to ICN shall continue to apply and that HLR Inc. shall continue to supply Tensilon to ICN until completion of the transfer of manufacturing pursuant to the Transfer Agreement. In the event that a third party toll manufacturer manufactures these Products for Hoffmann-La Roche Inc., the pertaining toll manufacturing agreement(s) shall be assigned to and assumed by Buyer at Closing effective as per the Effective Date on the same terms now existing, provided such terms are commercially reasonable, subject to any necessary consent of the toll manufacturer.

          Similarly, at the Closing the License Agreement and the Supply Agreement between Hoffmann-La Roche Limited ("Roche Canada.") and ICN Canada Limited ("ICN Canada"), both dated July 1, 1988 shall terminate with respect to Tensilon effective October 1, 1997 to the extent superseded by this Agreement, in particular the license and the royalty provisions, it being understood that Roche Canada or an Affiliate of Roche Canada shall continue to supply Tensilon for the period provided by this Agreement.

          The Closing shall further have the other effects provided for in this Agreement.


11.      TERMINATION

          11.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

          11.1.1 By the mutual written consent of Seller and Buyer;

          11.1.2 By either Seller or Buyer, if Closing shall not have occurred on or before March 1, 1998, unless such date has been extended by mutual agreement in writing;

          11.1.3 By either Seller or Buyer, if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental agency having competent jurisdiction.

          11.1.4 By either Seller or Buyer if there has been a material violation or breach by the other party of any of the agreements, representations or warranties contained in this Agreement that has not been waived in writing, or there has been a material failure of satisfaction of a condition to the obligations of the other party that has not been waived in writing, and such violation, breach, or failure has not been cured within sixty (60) days of written notice to the other party, except that in no event shall either party be required to Close if any of the conditions in Article 9 have not be satisfied;

          11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer except for (a) the obligations of the parties under the Confidentiality Agreement and
(b) the obligations of Buyer and Seller under Sections 8.13, 14 and 15.2. Termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach by the other party of a representation, warranty, covenant or agreement hereunder.

12.      INDEMNIFICATION

          12.1 Remedy for Breach.

          12.1.1 General Principle: After the Closing, the sole and exclusive remedy of Buyer and Seller for any breach or inaccuracy of any representation or warranty or any breach of any covenant under this Agreement by the other party hereto shall be the indemnities contained in this Article 12.

          12.1.2 Notice: Any claims that a party may have arising out of the other party's breach of its representations and warranties or breach of a covenant hereunder shall be notified to the other party promptly, but in no event later than 90 (ninety) days after having reasonably sufficient knowledge of the existence of a potential claim, by written notice describing the claim in reasonable detail then known. Failure to give such notice on time shall not affect the other party's indemnification obligations hereunder except to the extent it is prejudiced thereby.

          12.1.3 Survival of representations and warranties: The representations, warranties, covenants of Seller and Buyer contained in this Agreement shall survive the Closing Date, but any claim for breach of representations and warranties or of a covenant shall be entitled to indemnification hereunder only if written notice of such claim is given to the other party hereto no later than 18 (eighteen) months following Closing Date except that Buyer's right to notify claims with respect to the following matters shall only terminate as follows:

          a) Claims for breach of warranties and representations concerning Litigation (Art. 4.11) insofar as such Litigation relates to product liability matters shall be notified to Seller no later than 5 (five) years following the Closing Date;

          b) Claims for breach of warranties and representations concerning Trademarks (Art. 4.13) shall be notified to Seller no later than 2 (two) years following the Closing Date;

          c) Claims for breach of warranties and representations concerning taxes (Art. 4.7) may be notified to the Seller until the expiration of the applicable statutes of limitations for taxes relevant to such claims.

          It is understood that if and when either party has done the notification for the pertaining matter within the applicable notification time, it may start court proceedings pursuant to Art. 14 at any time within one year of the date such claim was duly notified. Seller and Buyer shall agree to use all reasonable efforts to mitigate any loss or damage for which they may seek indemnification under this Article 12.

         12.2     Indemnification by Seller:

          12.2.1 Claims: Subject to the limitations set forth in Article 12.2.2 to the fullest extent permitted under applicable law, Seller shall indemnify Buyer and its Affiliates against and agrees to hold Buyer and its Affiliates harmless from any and all damage, loss, liability, third party claims, and expense (collectively, "Damages") (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Buyer or its Affiliates) incurred or suffered by Buyer or its Affiliates arising out of (a) any misrepresentation or breach of a warranty or covenant made by Seller herein, (b) the maintenance of the Assets by Seller prior to Closing or (c) the conduct of the Business by Seller or its Affiliates prior to Closing (collectively, "Indemnifiable Claims").

          12.2.2 Limitations: Notwithstanding anything to the contrary set forth elsewhere herein, Buyer and its Affiliates shall not be entitled to indemnification hereunder with respect to any Indemnifiable Claim brought under
Article 12.2.1 unless the amount of Damages with respect to such Indemnifiable Claim exceeds US$ 30,000. However, Seller shall in no event be required to pay Buyer and its Affiliates more than half of the Purchase Price (Art. 3.1) in respect of aggregate damages asserted pursuant to Article 12.2.1 (a) and (b) except that the aforesaid limitation in respect of aggregate damages shall not apply to any Indemnifiable Claim based on breach of Seller's warranties and representations concerning Litigation in the field of product liability.

          12.2.3 Form of Indemnification: Indemnification by Seller to Buyer shall, at Seller's option, be effected in ICN Shares, valued at the Guaranteed Price as of the Guaranty Date next preceding such indemnification plus pro rata 6% p.a., and/or cash. To effect any such payment, Seller shall surrender to ICN one or more certificates representing such number of shares of Common Stock and/or, at Seller's option, Preferred Stock as shall represent the aggregate value of the amount of any such indemnification payment and ICN shall promptly thereupon issue to Seller new certificates representing such number of shares of Common Stock and/or Preferred Stock retained by Seller.

          12.3 Indemnification of Buyer. Buyers shall indemnify Seller and it Affiliates against and agrees to hold Seller and its Affiliates harmless from any and all Damages (including without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Seller or its Affiliates) incurred or suffered by Seller or its Affiliates arising out of (a) any misrepresentation or breach of warranty or covenant made by Buyer herein; or (b) the conduct of the Business by Buyer and its Affiliates after Closing (collectively, "Indemnifiable Claims"). Notwithstanding the foregoing, Buyer shall in no event be required to pay Seller and its Affiliates more than half of the Purchase Price (Art 3.1) in respect of aggregate damages asserted pursuant to Article 12.3 (a) and (b), except that the aforesaid limitation shall no apply to Buyer's obligation to pay the Purchase Price under Art. 3.1 above and the Inventory under Art. 3.5 above and all provisions related to these payments, including but not limited to all obligations of Buyer relating to the shares of common Stock and Preferred Stock set forth in this Agreement and its Exhibits.

          12.4 Notice: A party seeking indemnification pursuant to Article 12.2 or 12.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party) of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity is or may be sought hereunder (whether or not the limits set forth in Article 12.2.2 have been exceeded) and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby).

          12.5 Participation in Defense: The Indemnifying Party may, at its expense, participate in or assume the defense of any such actions, suit or proceeding involving a third party. In such case the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof. The Indemnifying Party shall be liable for the fees and expenses of one firm as counsel (and appropriate local counsel) employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          12.6 Settlements: The Indemnifying Party shall not be liable under this Article for any settlement effected without its consent of any claim, litigation or proceedings in respect of which indemnity may be sought hereunder, unless the Indemnifying Party refuses to acknowledge liability for indemnification under this Article 12 and/or declines to defend the Indemnified Party in such claim, litigation or proceeding.

13.    NOTICES

          Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by United States mail or overnight courier, or delivered by hand to Seller or Buyer at the respective addresses set forth below or at such other address as either party hereto may designate. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received. If delivered by U.S. Mail, notice shall be deemed given five (5) business days following the postmark date.

         if to Buyer, to:

                  ICN Pharmaceuticals, Inc.
                  1330 Hyland Avenue
                  Costa Mesa, California  92626
                  Attn:  President
                  With a copy to General Counsel

         if to Seller, to:

                  Hoffmann-La Roche Inc.
                  340 Kingsland Street
                  Nutley, New Jersey  07110
                  Attn: General Counsel


14.      ARBITRATION AND  GOVERNING LAW

          14.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators, any dispute, controversy, or claims arising under, out of or relating to this Agreement (and subsequent amendments thereof), its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims, shall be referred to and finally determined by arbitration, to the exclusion of any courts of law, in accordance with the Rules of Arbitration of the International Chamber of Commerce as in force at the time when initiating the arbitration. The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Paris, France. The language to be used in the arbitral proceedings shall be English. The arbitration decision shall be final and binding upon the parties and the parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award rendered pursuant to it shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards signed in New York on 10 June, 1958. The party to whom a favorable ruling is awarded shall be entitled to reimbursement of all its reasonable costs and expenses in arbitration by the other party.

          14.2 The present Agreement shall be subject to the substantive law of Switzerland (regardless of its or any other jurisdiction's choice of law principles).


15.      ADDITIONAL TERMS

          15.1 Brokers. Buyer represents to Seller that it has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission from Seller upon consummation of the transactions contemplated hereby. Seller represents to Buyer that it has not employed any such Person in such connection who might be entitled to a fee or any commission from Buyer upon consummation of the transactions contemplated hereby.

          15.2 Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          15.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party except to an Affiliate of such party without the prior written consent of the other party other than in connection with the reincorporation of such party in another jurisdiction.

          15.4 Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement and the principles and conditions incorporated in such Exhibits and Schedules shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such Exhibits and Schedules and the principles and conditions incorporated in such Exhibits and Schedules.

          15.5 Entire Agreement. This Agreement, the exhibits hereto, and the Disclosure Schedule (including Disclosure Supplements, if any) embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and replace all previous negotiations, understandings, representations, writings, and contract provisions and rights relating to the subject matter hereof.

          15.6 Amendments; No Waiver. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each party. No failure or delay on the part of either party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

          15.7 Counterparts. This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument and shall become effective when a counterpart has been signed by Buyer and delivered to Seller and a counterpart has been signed by Seller and delivered to Buyer.

          15.8 Severability. The parties agree that (a) the provisions of this Agreement shall be severable and (b) in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (i) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (ii) the remaining provisions shall remain enforceable to the fullest extent permitted by law, provided that the rights and interests of the parties hereto shall not be materially affected.

          15.9 Captions. Captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless the context requires otherwise, all references herein to Articles and Sections are to the articles and sections of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been signed by duly authorized representatives of each of the parties hereto as of the date first above written.


HOFFMANN-LA ROCHE INC.                      ICN PHARMACEUTICLS, INC.

By:    /s/ Ed Thiele                       By:    /s/ Bill A. MacDonald
      -----------------------------               ---------------------------
Name:  Ed Thiele                           Name:  Bill A. MacDonald
      -----------------------------               ---------------------------
Title: Vice President                      Title: Executive Vice President
      -----------------------------               ---------------------------
Date:  October 30, 1997                     Date: October 30, 1997
      -----------------------------               ---------------------------